EXHIBIT 10.7

                           SENIOR EXECUTIVE AGREEMENT
                           --------------------------


                  THIS AGREEMENT is made effective as of April 1, 2000, between GLOBAL IMAGING SYSTEMS, INC., a Delaware corporation (the "Company"), and TODD
S. JOHNSON ("Executive").


                                    Recitals
                                    --------

                  A. The Company and Executive desire to enter into an agreement pursuant to which Executive will be employed as the Vice President-Acquisitions of the Company on the terms and conditions set forth in this Agreement.

                  B. Certain definitions are set forth in Section 4 of this Agreement.


                                    Agreement
                                    ---------

                  The parties hereto agree as follows:

                  1. Employment. The Company hereby engages Executive to serve as the Vice President-Acquisitions of the Company, and Executive agrees to serve the Company, during the Service Term (as defined in Section 1(d) hereof) in the capacities, and subject to the terms and conditions, set forth in this Agreement.

                           (a) Services. During the Service Term, Executive, as
Vice President-Acquisitions of the Company, shall have all the duties and responsibilities customarily rendered by Vice President-Acquisitions of companies of similar size and nature and as may be reasonably assigned from time to time by the Board and the Company's Chief Executive Officer (the "CEO"). Executive will devote his best efforts and substantially all of his business time and attention (except for vacation periods and periods of illness or other incapacity) to the business of the Company and its Affiliates. Notwithstanding the foregoing, and provided that such activities do not interfere with the fulfillment of Executive's obligations hereunder, Executive may (A) serve as an officer, director or trustee of any charitable or non-profit entity; (B) own up to 5% of the outstanding voting securities of any company; or (C) serve as a director of up to two other companies so long as such companies do not directly compete with the Company. Unless the Company and Executive agree to the contrary, Executive's place of employment shall be at the Company's principal executive offices in Tampa, Florida; provided, however, that Executive will travel to such other locations of the Company and its Affiliates as may be reasonably necessary and/or as required by the Board in its sole discretion in order to discharge his duties hereunder.

                           (b) Salary, Bonus and Benefits.

                                    (i) Salary and Bonus. During the Service
                  Term, the Company will pay Executive a base salary (the "Annual Base Salary") as the Board may designate from time to time, at the rate of not less than $80,000 per annum; provided, however, that the Annual Base Salary shall be subject to review annually by the Board for upward increases thereon. The Executive will be eligible to receive an annual bonus in an amount of up to 50% of Executive's Annual Base Salary for such year, as determined by the Board based upon the Company's achievement of budgetary and other objectives set by the Board in good faith and consistent with past practice in consultation with the Executive, which objectives shall be reasonable in light of the Company's past year's performance and shall be communicated to Executive by the Board prior to the start of the Company's fiscal year; provided, however, that such annual bonus shall not exceed $20,000 for the fiscal year ending March 31, 2000. The annual bonus, if any, shall be due and payable to Executive prior to June 30 of the following fiscal year.

                                    (ii) Benefits. During the Service Term,
                  Executive will be entitled to such other benefits approved by the Board including those made available to the Company's other senior executives, including participation in the Company's healthcare plan. Executive shall be reimbursed for customary travel, civic and luncheon club dues and other expenses, subject to standard and reasonable documentation requirements. In addition, Executive will receive a stipend of $800 per month for lease of an automobile and other related expenses during the Service Term. Executive shall also be eligible to receive four weeks paid vacation per annum. Any unused vacation time during each fiscal year shall be "rolled-over" to the following fiscal year to the extent permitted by the Company's policies for other senior executives of the Company.

                           (c) Termination.

                                    (i) Events of Termination. Executive's
                  employment with the Company shall cease upon:

                                            (A) Executive's death.

                                            (B) Executive's voluntary
                           retirement.

                                            (C) Executive's disability, which
                           means his incapacity due to physical or mental illness such that he is unable to perform the essential functions of his previously assigned duties for a period of six months in any twelve month period and such incapacity has been determined to exist by either (x) the Company's disability insurance carrier or (y) by the Board in good faith based on competent medical advice in the event that the Company does not maintain disability insurance on the Executive.

                                            (D) Termination by the Company by
                           the delivery to Executive of a written notice from the Board or the CEO that Executive has been terminated ("Notice of Termination") with or without Cause. "Cause" shall mean:

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                                                     (1) Executive's (aa)
                                    conviction of a felony or Executive's
                                    commission of any other material act or
                                    omission involving dishonesty or fraud with respect to the Company or any of its Affiliates or any of their customers, vendors or suppliers or involving harassment or discrimination with respect to the employees of the Company or its Subsidiaries or (bb) misappropriation of material funds or assets of the Company for personal use;

                                                     (2) Executive's continued
                                    substantial and repeated neglect of his
                                    duties, after written notice thereof from the Board, and such neglect has not been cured within 30 days after Executive receives notice thereof from the Board;

                                                     (3) Executive's gross
                                    negligence or willful misconduct in the
                                    performance of his duties hereunder that results, or is reasonably expected to result, in material damage to the Company; or

                                                     (4) Executive's engaging in
                                    conduct constituting a breach of Sections 2 or 3 hereof within 15 days of any notice of default thereof from the Company.

                           In order for the termination to be effective:
                           Executive must be notified in writing (which writing shall specify the cause in reasonable detail) of any termination of his employment for Cause. Executive will then have the right, within ten days of receipt of such notice, to file a written request for review by the Company. In such case, Executive will be given the opportunity to be heard, personally or by counsel, by the Board and a majority of the Directors must thereafter confirm that such termination is either for Cause. If the Directors do not provide such confirmation, the termination shall be treated as other than for Cause. Notwithstanding anything to the contrary contained in this paragraph, Executive shall have the right after termination has occurred to appeal any determination by the Board to arbitration in accordance with the provisions of
                           Section 3(g) hereof.

                                            The delivery by the Company of
                           notice to Executive that it does not intend to renew this Agreement as provided in Section 1(d) shall constitute a termination by the Company without Cause unless such notice fulfills the requirements of
                           Section 1(c)(i)(D)(1), (2), (3) or (4) above.

                                            (E) Executive's voluntary
                           resignation by the delivery to the Board of at least 45 days written notice from Executive that Executive has resigned with or without Good Reason. "Good Reason" shall mean

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

                           Executive's resignation from employment with the Company within 45 days after the occurrence of any one of the following:

                                                     (1) the failure of the
                                    Company to pay an amount owing to Executive hereunder after Executive has provided the Company with written notice of such failure and such payment has not thereafter been made within 15 days of the delivery of such written notice;

                                                     (2) any material reduction
                                    or diminution in the Executive's title,
                                    duties or responsibilities without his
                                    consent after Executive has provided the Company with written notice within 30 days thereafter of such reduction and such reduction has not thereafter been rescinded within 15 days of the delivery of such written notice;

                                                     (3) the Executive's
                                    resignation within one year after the
                                    Effective Date of a Change of Control (as defined in Section 6 hereof); or

                                                     (4) the requested
                                    relocation of Executive from the Tampa,
                                    Florida metropolitan area without his
                                    consent.

                                            The delivery by the Executive of
                           notice to the Company that he does not intend to renew this Agreement as provided in Section 1(d) shall constitute a resignation by the Executive without Good Reason unless such notice fulfills the requirements of Section 1(c)(i)(E)(1) (2), (3) or (4) above.

                                    (ii) Rights on Termination.

                                            (A) In the event that termination is
                           by the Company without Cause (including by operation of the last paragraph of Section 1(c)(i)(D)), the Company will continue to pay Executive a monthly portion of the Annual Base Salary plus a monthly portion of the Executive's bonus for the prior year for a period equal to 12-months commencing on the date of termination on regular salary payment dates. In the event that termination is by Executive with Good Reason, the Company will continue to pay Executive the monthly portion of the Annual Base Salary plus the monthly portion of the Executive's bonus for the prior year for a period equal to six months commencing on the date of termination on regular salary payment dates. The payments to Executive pursuant to the foregoing two sentences are referred to as the "Severance Payments." In either event, the Company will continue to provide Executive with healthcare coverage for at least 12 months following the date of termination.

                                            (B) If the Company terminates
                           Executive's employment for Cause, if Executive retires or if Executive resigns without Good Reason

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                           (including by operation of the last paragraph of
                           Section 1(c)(i)(E)), the Company's obligations to pay any compensation or benefits under this Agreement will cease effective as of the date of termination. Executive's right to receive any other health or other benefits will be determined under the provisions of applicable plans, programs or other coverages.

                                            (C) If Executive's employment
                           terminates because of Executive's death or disability, the Company will pay Executive or his estate an amount, if any, equal to his bonus for the current year prorated to reflect the number of days Executive has worked during the year in which he dies or becomes disabled (such amount to be paid after the end of such year when bonuses are normally paid to other senior executives of the Company).

                           Notwithstanding the foregoing, the Company's
obligation to Executive for severance pay or other rights under either subparagraphs (A) or (B) above (the "Severance Pay") shall cease if Executive is in violation of the provisions of Sections 2 or 3 hereof. Until such time as Executive has received all of his Severance Payments, he will be entitled to continue to receive any health, life, accident and disability insurance benefits provided by the Company to Executive under this Agreement. If Executive dies or is permanently disabled, then Executive or his estate shall be entitled to any disability income or life insurance payments from any insurance policies paid for by the Company or its Affiliates as specified in such policies.

                           (d) Term of Employment. Unless Executive's employment
under this Agreement is sooner terminated as a result of Executive's termination in accordance with the provisions of Section 1(c) above, Executive's employment under this Agreement shall commence on April 1, 2000 and shall terminate on the third anniversary of the date hereof (the "Service Term"); provided, however, that Executive's employment under this Agreement, and the Service Term, shall be automatically renewed for three-year periods commencing on the each anniversary of the date hereof and, thereafter, on each successive anniversary of such date unless either the Company or Executive notifies the other party in writing within sixty (60) days prior to any such anniversary that it or he desires to terminate Executive's employment under this Agreement. All references herein to "Service Term" shall include any renewals thereof after the third anniversary of the date hereof.

                  2. Confidential Information and Goodwill; Inventions. Executive acknowledges and agrees that:

                           (a) As a necessary function of Executive's employment
hereunder, Executive will have access to and utilize Confidential Information which constitutes a valuable and essential asset of the Company's business.

                           (b) The Confidential Information, observations and
data obtained by him during the course of his performance under this Agreement concerning the business and affairs of the Company are the property of the Company, including information concerning the acquisition opportunities in or reasonably related to the Business of which Executive becomes aware during the Service Term. Therefore, Executive agrees that he will not disclose to any unauthorized person or

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

use for his own account any of the Confidential Information without the Board's written consent. Executive agrees to deliver to the Company at the termination of his employment, or at any other time the Company may request, all memoranda, notes, plans, records, reports and other documents (including copies thereof) relating to the Company, the Business or any other Confidential Information.

                           (c) All inventions, innovations, developments,
improvements, methods, designs, analyses, drawings, software, reports and all similar or related information (whether or not patented or patentable) developed by Executive during the Service Term which (i) directly or indirectly relate to the Company or its Affiliates or the Business, or (ii) result from any work performed by Executive while employed by the Company or its Affiliates shall belong to the Company and its Affiliates. Executive shall promptly disclose all such inventions to the Board and perform all actions reasonably requested by the Board (whether during or after the Service Term) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

                  3. Noncompetition and Nonsolicitation.

                           (a) Noncompetition. Executive acknowledges that in
the course of his employment with the Company he will become familiar with the Company's and its Affiliates' trade secrets and with other confidential information concerning the Company and that his services will be of special, unique and extraordinary value to the Company and its Affiliates. Therefore, Executive agrees that, during the Service Term and for a period equal to two (2) years after termination of Executive's employment with the Company (collectively, the "Noncompete Period"), he shall not directly or indirectly own, manage, control, participate in, consult with, render services for, or in any manner engage in any business competing with the business of the Company and its Subsidiaries or any businesses with which the Company or its Subsidiaries have firm plans to engage in at the time of the termination of the Executive's employment with the Company; provided, however, that nothing contained herein shall prohibit Executive from (i) owning up to five percent (5%) of the outstanding securities of a publicly-held company or (ii) engaging in a consulting business so long as such consulting business is limited to providing advice to copier/office equipment dealers in markets not serviced by the Company at the time of Executive's termination.

                           (b) Nonsolicitation. During the Noncompete Period,
Executive shall not directly or indirectly through another entity (i) induce or attempt to induce any senior management employee of the Company or any Subsidiary or, to the actual knowledge of the Executive, any other employee of the Company or any Subsidiary, to leave the employ of the Company or such Subsidiary, or in any way interfere with the relationship between the Company or any Subsidiary and any employee thereof or (ii) induce or attempt to induce any customer, supplier, vendor, licensee or other business relation of the Company or any Subsidiary to cease doing business with the Company or such Subsidiary, or to modify its business relationship with the Company in a manner materially adverse to the Company or any Subsidiary, or in any way materially disparage the Company or its Subsidiaries to any such customer, supplier, vendor, licensee or business relation of the Company or any Subsidiary.

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                           (c) Enforcement. The Executive understands and agrees
the terms and conditions of Executive's employment hereunder are in consideration for Executive's covenants contained in Section 2 and 3 of this Agreement. If, at the time of enforcement of Section 2 or 3 of this Agreement, a court holds that the restrictions stated herein are unreasonable under circumstances then existing the parties hereto agree that the maximum duration, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum duration, scope and area permitted by law. Because Executive's services are unique and because Executive has access to confidential information, the parties hereto agree that money damages would be an inadequate remedy for any breach of this Agreement. Therefore, in the event a breach or threatened breach of this Agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security).


                               GENERAL PROVISIONS

                  4. Definitions.

                           "Affiliate" of any Person means any other Person
which directly or indirectly controls, is controlled by or is under common control with such Person.

                           "Board" means the Company's board of directors or the
board of directors or similar management body of any successor of the Company.

                           "Business" means any business of the Company or its
Subsidiaries now or hereafter engaged in, including without limitation the business of distributing, selling and servicing office equipment in the United States.

                           "Change of Control Period" shall mean the period
commencing on the Effective Date and ending on the first anniversary of the Effective Date.

                           "Competitive Activity" means any business or activity
of Executive or any third party that is the same as the Business or competitive with the Business.

                           "Confidential Information" means all confidential
information and trade secrets of the Company and its Affiliates including, without limitation, the following: the identity, written lists, or descriptions of any customers, referral sources or Organizations; financial statements, cost reports, or other financial information; contract proposals or bidding information; business plans; training and operations methods and manuals; personnel records; fee structures; and management systems, policies or procedures, including related forms and manuals. "Confidential Information" shall not include any information or knowledge which: (a) is in the public domain other than by Executive's breach of this Agreement; (b) is disclosed to Executive lawfully by a third party who is not under any obligation of confidentiality; (c) is otherwise generally known by persons engaged in the Business; or (d) was known by Executive prior to his employment with the Company.

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                           "Effective Date" shall mean the first date on which a
Change of Control (as defined in Section 6) occurs. Anything in this Agreement to the contrary notwithstanding, if a Change of Control occurs and if the Executive's employment with the Company is terminated within twelve months prior to the date on which the Change of Control occurs, and if it is reasonably demonstrated by the Executive that such termination of employment (i) was at the request of a third party who has taken steps reasonably calculated to effect a Change of Control or (ii) otherwise arose in connection with or anticipation of a Change of Control, then for all purposes of this Agreement the "Effective
Date" shall mean the date immediately prior to the date of such termination of employment.

                           "Organization" means any organization that has
contracted with the Company for the performance of services in connection with the Business.

                           "Person" means an individual, a partnership, a
limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

                           "Subsidiary" means any corporation of which the
Company owns securities having a majority of the ordinary voting power in electing the board of directors directly or through one or more subsidiaries.

                  5. Notices. Any notice provided for in this Agreement must be in writing and must be either personally delivered, mailed by first class United States mail (postage prepaid, return receipt requested) or sent by reputable overnight courier service (charges prepaid) or by facsimile to the recipient at the address below indicated:

                  If to the Executive:
                  -------------------

                           Todd S. Johnson
                           c/o Global Imaging Systems, Inc.
                           3820 Northdale Boulevard, Suite 200A
                           Tampa, Florida  33624
                           Tel No.: (888) 628-7834
                           Fax No.: (813) 264-7877

                           and to:

                           30400 Laurelwood Lane
                           Wesley Chapel, Florida  33543


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                  If to the Company:
                  -----------------

                           3820 Northdale Boulevard, Suite 200A
                           Tampa, Florida  33624
                           Attention:  Thomas S. Johnson
                           Tel No.:    (888) 628-7834
                           Fax No.:    (813) 264-7877

                           with a copy to:
                           --------------

                           Hogan & Hartson, LLP
                           555 Thirteenth Street, N.W.
                           Washington, D.C.  20004
                           Attention:  Christopher J. Hagan
                           Tel No.:    (202) 637-5771
                           Fax No.:    (202) 637-5910

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

                  6. Change of Control. For the purpose of this Agreement, a "Change of Control" shall mean:

                           (a) The acquisition by any individual, entity or
group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person"), other than Golder, Thoma, Cressey, Rauner Fund IV, L.P. and its Affiliates, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (i) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company approved by the Board and Executive, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and
(iii) of subsection (c) of this Section 6(a); or

                           (b) Individuals who, as of the date hereof,
constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election

                                      -9-
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contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                           (c) Consummation of a reorganization, merger or
consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination, or the combined voting power of the then-outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                           (d) Approval by the stockholders of the Company of a
complete liquidation or dissolution of the Company.

                  7. General Provisions.

                           (a) Expenses. Each party shall bear his or its own
expenses in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated by this Agreement.

                           (b) Severability. Whenever possible, each provision
of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

                           (c) Complete Agreement. This Agreement, those
documents expressly referred to herein and other documents of even date herewith embody the complete agreement and

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understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

                           (d) Counterparts. This Agreement may be executed in
separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

                           (e) Successors and Assigns. Except as otherwise
provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by Executive, the Company and their respective successors and assigns; provided that the rights and obligations of Executive under this Agreement shall not be assignable.

                           (f) Choice of Law. This Agreement will be governed by
and construed in accordance with the internal laws of the State of Florida, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida.

                           (g) Remedies and Arbitration. Each of the parties to
this Agreement will be entitled to enforce its rights under this Agreement to recover damages and costs (including reasonable attorney's fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. Except for the remedies of the Company provided in
Section 3(c) hereof, the parties hereto agree to submit any disputes arising out of or relating to this Agreement to binding arbitration in Tampa, Florida administered by the American Arbitration Association under its Commercial Arbitration Rules, before a panel of three arbitrators, and judgment on the award rendered by the arbitrators may be entered into any court having jurisdiction thereof. The prevailing party in any arbitration shall be entitled to recover its reasonable attorneys' fees and costs from the other party or parties.

                           (h) Amendment and Waiver. The provisions of this
Agreement may be amended and waived only with the prior written consent of the Company and Executive.

                           (i) Business Days. If any time period for giving
notice or taking action hereunder expires on a day which is a Saturday, Sunday or holiday in the state in which the Company's chief executive office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

                           (j) Termination. This Agreement (except for the
provisions of Section 1) shall survive the termination of Executive's employment with the Company and shall remain in full force and effect after such termination.

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                      [THIS SPACE INTENTIONALLY LEFT BLANK]


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                  IN WITNESS WHEREOF, the parties hereto have executed this
Agreement on the date first written above.

                                         GLOBAL IMAGING SYSTEMS, INC.



                                         By:   ______________________________
                                               Thomas S. Johnson
                                               President



                                         ____________________________________
                                         TODD S. JOHNSON


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